                                                                    EXHIBIT 10.7

                              GUARANTY OF SUBLEASE

SUBSUBLESSOR:              OLYMPIC CAPITAL MANAGEMENT

SUBSUBLESSEE:              go2net, inc.

DATE OF SUBLEASE:

SUBLEASED PREMISES:        1301 Fifth Avenue, Suite 3320
                           Seattle, Washington
                           7,166 RSF

SUBLEASE TERM:             April 1996 - July 31, 1997

          1. GUARANTY: In consideration for and as a condition of the execution by Olympic Capital Management of the above-described Sublease (the "Sublease"), to the above-named Subsublessee, and simultaneously with the execution of the Sublease, the undersigned, on behalf of himself and his marital community, if any, does by these presents jointly, and severally and unconditionally guarantee full and prompt payment of all of Subsublessee's obligations to Olympic Capital Management under the Sublease.

          2. CONTINUING: The guaranty of the undersigned is continuing and irrevocable during the Sublease Term including any extensions, renewals or modifications.

          3. INTEREST: The undersigned represents and warrants that he is financially interested in Subsublessee.

          4. WAIVER: Guarantor hereby waives:

             (a) Any right or claim of right to cause a marshaling of
                 Subsublessee's assets, or to require Olympic Capital Management to: (i) proceed against Subsublessee, Guarantor, any other Sublease Guarantor, or any other party in any order or at all;
                 (ii) proceed against or exhaust any security received from Subsublessee; (iii) bring suit to collect all or part of the Subsublessee's obligations owing under the Sublease; (iv) pursue any other remedy in Olympic Capital Management's power.

             (b) Any of the following defenses, counterclaims, or offsets: (i)
                 any defense based upon or arising from the disability, insolvency or bankruptcy of Subsublessee or any other Sublease guarantor (ii) any defense that this guaranty may be or become barred by any statute of limitations; (iii) any defense, counter claim, or offset arising by reason of any modification extension, renewal of the Sublease, or any compromises or settlement of any claim Olympic Capital Management may have against Subsublessee relating to

                 Subsublessee's default(s) under the Sublease; and (iv) any defense, counterclaim, or offset arising from surety, community or separate property, or dower and courtesy rights, all to the fullest extent permitted by law; and

             (c) Any presentments for payment, demands for performance, protests and any notices including without limitation notices of demand, default, delinquency, protest, dishonor and acceleration.

          5. AUTHORIZED ACTS OF OLYMPIC CAPITAL MANAGEMENT: In addition to all other rights conferred herein, Guarantor agrees that Olympic Capital Management may, without further notice or demand to Guarantor, and without affecting or impairing Guarantor's liability to Olympic Capital Management under this Guaranty, from time to time and upon such terms as Olympic Capital Management may deem advisable in its sole discretion.

             (a) Settle or compromise any claim of Olympic Capital Management against Subsublessee or against any other person or entity whose obligation is held by Olympic Capital Management as security for the Sublease; and

             (b) Assign this guaranty in whole or in part.

          6. ELECTION OF REMEDIES: Olympic Capital Management shall not be required to institute or prosecute proceedings against Subsublessee or others to recover any amounts owing to Olympic Capital Management as a condition of any payment or enforcement of this Guaranty. In the event that Subsublessee executes any collateral agreement in favor of Olympic Capital Management, the exercise by Olympic Capital Management of any right or remedy shall not impair or diminish the obligations of Guarantor under the Guaranty. Any partial collection of Subsublessee's sublease obligation shall not exhaust or impair Olympic Capital Management's right hereunder, and Olympic Capital Management may reassert at any time its rights under this Guaranty as to any uncollected portion owing under the Sublease.

          7. DEFAULT: Upon the default of Subsublessee with respect to any of its obligations or liabilities to Olympic Capital Management relating to the Sublease, or in case Subsublessee or any person comprising Guarantor shall become insolvent or make an assignment for the benefit of creditors, or if a petition in bankruptcy or for corporate reorganization or for an arrangement be filed by or against Subsublessee or Guarantor, or in the event of the appointment of a receiver for Subsublessee or Guarantor, then all or any part of any obligations and liabilities of Guarantor to Olympic Capital Management, whether direct or contingent, and of every kind and description, shall, without notice or demand, at the sole option of Olympic Capital Management, become immediately due and payable.

          8. ATTORNEYS' FEES; COSTS: Guarantor agrees to reimburse Olympic Capital Management for all costs expenses, and reasonable attorneys' fees that Olympic Capital Management incurs in connection with the realization or enforcement of any obligation or remedy contained in this Guaranty, with or without litigation.

          9. TIME; OTHER AGREEMENTS UNIMPAIRED: Time is of the essence of every term, covenant, and condition contained in this Guaranty. Nothing in this Guaranty shall be construed to prevent Olympic Capital Management from enforcing any other notes or security instruments between the parties in accordance with their respective terms.

          10. MODIFICATION; SUCCESSORS: This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified, changed, or varied only by a written agreement signed by both Guarantor and Olympic Capital Management. This Guaranty shall insure to the benefit of and bind all of the parties, their successors, estates, heirs, personal representatives and assigns.

          11. NATURE OF GUARANTY/INDEPENDENT COVENANT: This Guaranty is a separate and independent contract with and obligation to Olympic Capital Management, and Guarantor recognizes and intends that this Guaranty shall be a separate and continuing source of repayment of the indebtedness and that Olympic Capital Management may rely upon this Guaranty in transacting all business with Subsublessee. This is a separate obligation of Guarantor which shall not be affected or diminished by any other Sublease guarantees. Guarantor's obligation hereunder may be discharged only by payment as provided herein.

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the date of the Sublease.

GUARANTEED BY:



/s/ Russell C. Horowitz
--------------------------------------------------

Russell C. Horowitz



DATE: 4/17/96
     ---------


                                      -3-